SECURITIES PURCHASE AGREEMENT

by and among

MASUBI LLC,

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.,

SDS MERCHANT FUND, L.P.,

PEQUOT SCOUT FUND, L.P.,

NARRAGANSETT OFFSHORE LTD.,

and

NARRAGANSETT I, L.P.

Dated as of July 22, 2002

MASUBI LLC

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of July 22, 2002, by and among MASUBI LLC, a Delaware limited liability company (the "Company"), Merlin Software Technologies International, Inc., a Nevada corporation ("Merlin"), SDS Merchant Fund, L.P., a Delaware limited partnership ("SDS"), and the other investors set forth on the signature page hereto (collectively, with SDS, the "Investors").

RECITALS

WHEREAS, the Company has issued 401,000 of its Common Units ("Common Stock"), 275,000 of its Series A Preferred Units (the "Preferred Stock") and warrants to purchase 100,000 shares of Common Stock to Merlin in consideration for Two Hundred Fifty Thousand United States Dollars (US $250,000) in cash and a contribution to the Company in the form of a grant of a perpetual, non-exclusive, royalty-free license to the Company to use and exploit, with a right to grant sublicenses to third parties, the source code to Merlin's computer software relating to digital video recorder and data storage and backup, which license is to be memorialized by a Software License Agreement, in the form attached hereto as Exhibit A (the "Software License") and to be executed in conjunction herewith; Merlin owns all of the issued and outstanding Common Stock, and all of the issued and outstanding Preferred Stock;

WHEREAS, Merlin has outstanding obligations, both documented and undocumented, to SDS which is amended, restated, superseded and consolidated in that certain Amended and Restated Promissory Note (the "Amended Note"), issued by Merlin to SDS on the date hereof, of a principal amount stated therein;

WHEREAS, SDS desires to apply Two Million Seven Hundred Fifty Thousand United States Dollars (US $2,750,000) (the "Applied Bridge Obligations") out of the total principal amount under the Amended Note to the purchase of the Merlin Transferred Shares (as defined herein);

WHEREAS, Merlin desires to sell to SDS, and SDS desires to accept all of the 275,000 shares of the Preferred Stock owned by Merlin (the "Merlin Transferred Shares") in consideration of the exchange of the Applied Bridge Obligations;

WHEREAS, the Company desires to issue to SDS, and SDS desires to purchase 25,000 shares of Preferred Stock (the "Company Issued Shares", together with the Merlin Transferred Shares, the "Shares"), in consideration of $250,000 in cash, which payment shall be held by an escrow agent (the "Escrow Agent") pursuant to the terms and conditions of the Escrow Agreement, in the form attached hereto as Exhibit B (the "SDS Escrow Agreement");

WHEREAS, each of the Investors has been requested by the Company to consent to the transactions contemplated herein, and in order to induce the Investors to consent to the transactions contemplated herein, the Company desires to issue to the Investors, and the Investors desire to purchase warrants to purchase Common Stock (the "Warrants"), in the form attached hereto as Exhibit C (the "Warrant Certificate");

WHEREAS, to further induce the Investors to enter into this Agreement, Merlin desires to enter into (i) certain covenants set forth in this Agreement, and (ii) the Software License.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
AGREEMENT TO SELL AND PURCHASE

Section 1.0 Authorization of Securities The Company has authorized (a) the sale and issuance to Merlin of the Merlin Transferred Shares, (b) the sale and issuance to SDS of the Company Issued Shares, (c) the sale and issuance to the Investors of the Warrants, and (d) the issuance of such shares of Common Stock (including any increases therein resulting from anti-dilution adjustments) to be issued upon conversion of the Shares (the "Conversion Shares") and upon exercise of the Warrants (the "Warrant Shares"). The Shares shall have the rights, preferences, privileges and restrictions set forth in the "Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of MASUBI LLC," a true and complete copy of which is attached hereto as Exhibit D (the "Certificate of Designation"). The Conversion Shares and the Warrant Shares shall have the rights, preferences, privileges and restrictions set forth in the Operating Agreement of the Company (as amended by the Certificate of Designation, the "Charter"). The Warrants shall have the rights, preferences, privileges and restrictions set forth in the Warrant Certificates. The Shares, the Warrants and the Conversion Shares and the Warrant Shares shall be referred to hereinafter collectively as the "Securities."

Section 1.1 Sale and Purchase of Shares.

(a) Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.1 below), Merlin shall sell to SDS, and SDS shall purchase from Merlin the Merlin Transferred Shares.

(b) Subject to the terms and conditions hereof, at the Closing the Company shall sell and issue to SDS, and SDS shall purchase from the Company the Company Issued Shares and the Company shall issue to each Investor, and each Investor shall severally and not jointly purchase from the Company, the number of Warrants to purchase the number of Warrant Shares set forth opposite such Investor's name on Exhibit E.

ARTICLE II
CONDITION TO THE OBLIGATIONS OF THE INVESTORS;

CLOSING of SALE AND PURCHASE

Section 2.0 Closing. The closing of the sale and purchase of the Shares and the issuance of the Warrants pursuant to this Agreement (the "Closing") shall take place at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103, at 10:00 a.m. Philadelphia, Pennsylvania time, on the date hereof, or at such other time or place as the Company, Merlin and the Investors may mutually agree (such date is hereinafter referred to as the "Closing Date").

Section 2.1 Conditions to the Obligations of SDS. The obligations of SDS to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following condition:

(a) Merlin shall have entered into that certain Escrow Agreement, in the form attached hereto as Exhibit F ("Merlin Escrow Agreement"), dated as of July 22, 2002 among the Company, Merlin, SDS and the Escrow Agent, as escrow agent named therein, pursuant to which SDS agrees to deposit with the Escrow Agent the proceeds of the loan from SDS to Merlin in the amount of US $250,000, which loan is evidenced by that certain Promissory Note issued by Merlin on July 22, 2002 and which proceeds shall be held pursuant to the terms and conditions of the Merlin Escrow Agreement.

Section 2.2. Closing Deliveries by the Company At the Closing, subject to the terms and conditions hereof, the Company shall deliver to

(a) the Investors the following:

(i) counterpart originals of this Agreement, duly executed by the Company;

(ii) Warrant Certificates, duly executed by the Company, to purchase the number of Warrant Shares set forth opposite such Investor's name on Exhibit E;

(iii) a copy of (I) the Charter, and (ii) the resolutions of the Board of Directors of the Company approving the authorization of the Shares and the Warrants, the reservation of the Conversion Shares and the Warrant Shares, the execution and delivery of this Agreement, the Related Agreements, the Warrant Certificates and all other agreements, documents and instruments to be executed and delivered by the Company pursuant hereto, the consummation of the transactions contemplated hereby and thereby and the performance by the Company of its obligations hereunder and thereunder, each duly certified by the Secretary of the Company as true and correct and in full force and effect as of the Closing Date;

(iv) a certificate of incumbency for the officer or officers of the Company executing this Agreement, the Warrant Certificates, the Related Agreements or any other agreement, document or instrument to be executed and delivered by the Company pursuant hereto; and

(v) a certificate of existence and good standing and of the formation of the Company issued by the Secretary of State of the State of Delaware, dated the most recent practical date prior to the Closing.

(a) SDS the following:

(i) counterpart originals of the SDS Escrow Agreement, the Stockholders Agreement in the form attached hereto as Exhibit G (the "Stockholders Agreement"), the Charter and the Software License (this Agreement, the Charter, the Stockholders Agreement, the SDS Escrow Agreement, the Merlin Escrow Agreement, the Software License and the Software Escrow Agreement (as defined herein), being referred to herein as the "Related Agreements"), each duly executed by the Company and, in the case of the Stockholders Agreement, all of the other parties thereto other than the Investors;

(ii) a certificate or certificates representing 25,000 Shares;

(iii) evidence reasonably satisfactory to SDS that the authorized size of the Board of Directors of the Company is five members;

(iv) copies of any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to SDS;

(v) payment in accordance with Section 6.11 of the reasonable fees and expenses of the legal counsel for SDS and SDS's reasonable due diligence expenses, made via permission for SDS to deduct up to US$ 50,000 from SDS's wire transfer made pursuant to Section 2.6(c);

(vi) copies of all other documents of the Company as SDS shall reasonably request in connection with the transactions contemplated by this Agreement; and

(vii) a summary of all correspondence between the Company and ICICI Inc., an Indian corporation ("ICICI") or its affiliates and any memoranda of understanding entered between the Company and ICICI.

Section 2.3 Closing Deliveries by Merlin At the Closing, subject to the terms and conditions hereof, Merlin shall deliver to

(a) the Investors the following:

(i) counterpart originals of this Agreement, duly executed by Merlin;

(ii) a copy of (I) the Certificate of Incorporation and Bylaws of Merlin, and (ii) the resolutions of the Board of Directors of Merlin approving the execution and delivery of this Agreement, the Merlin Escrow Agreement and the other Related Agreements and all other agreements, documents and instruments to be executed and delivered by Merlin pursuant hereto, the consummation of the transactions contemplated hereby and thereby and the performance by Merlin of its obligations hereunder and thereunder, each duly certified by the Secretary of Merlin as true and correct and in full force and effect as of the Closing Date;

(iii) a certificate of incumbency for the officer or officers of Merlin executing this Agreement, the Related Agreements or any other agreement, document or instrument to be executed and delivered by Merlin pursuant hereto;

(iv) a certificate of existence and good standing and of the formation of Merlin issued by the Secretary of State of the State of Nevada, dated the most recent practical date prior to the Closing;

(v) copies of any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to the Investors; and

(vi) copies of all other documents of Merlin as the Investors shall reasonably request in connection with the transactions contemplated by this Agreement.

(vii) SDS the following:

(i) the Charter, the Stockholders Agreement, and the Software License, each duly executed by Merlin and, in the case of the Stockholders Agreement, all of the other parties thereto other than the Investors;

(ii) the Merlin Escrow Agreement, duly executed by Merlin; and

(iii) a certificate or certificates representing 275,000 Shares, duly endorsed for transfer or with stock powers affixed thereto executed in blank in proper form for transfer.

(iv) MASUBI the following:

(v) a Software Escrow Agreement (the "Software Escrow Agreement") pursuant to which the Software (as defined in the Software License) will be held in escrow; and

(vi) the source code to the Software to be held by an escrow agent named in the Software Escrow Agreement.

Section 2.4 Closing Deliveries by the Investors. At the Closing, subject to the terms and conditions hereof, the Investors shall severally and not jointly deliver to the Company counterpart originals of this Agreement, and the Co-Lender Agreement duly executed by each such Investor.

Section 2.5 Closing Deliveries by SDS At the Closing, subject to the terms and conditions hereof, SDS:

(a) shall deliver to the Company counterpart originals of the Charter, the Stockholders Agreement, the Merlin Escrow Agreement, and the SDS Escrow Agreement, each duly executed by SDS;

(b) shall apply Two Million Seven Hundred Fifty Thousand United States Dollars (US $2,750,000) in the form of the Applied Bridge Obligations in exchange for the Merlin Transferred Shares; and

(c) shall deliver to the Escrow Agent Two Hundred Fifty Thousand United States Dollars (US $ 250,000), which shall be held by the Escrow Agent pursuant to the terms and conditions of the SDS Escrow Agreement, in exchange for 25,000 Shares from the Company; and

(d) shall deliver to the Escrow Agent Two Hundred Fifty Thousand United States Dollars (US $ 250,000), which shall be held by the Escrow Agent pursuant to the terms and conditions of the Merlin Escrow Agreement.

Section 2.6 Use of Proceeds The Company shall use the proceeds of the sale of the Company Issued Shares and the Warrants and, upon exercise of the Warrants, the Warrant Shares for the working capital needs of the Company and other general corporate purposes to grow the business of the Company in accordance with the business plan as approved by the Board of Directors of the Company in accordance with the Charter.

Section 2.7 Consummation of Transactions. All acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of such Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of the same shall have occurred.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on a Schedule of Exceptions delivered by the Company to the Investors and attached hereto as Exhibit H, the Company hereby represents and warrants to the Investors as of the date of this Agreement as follows:

Section 3.0 Organization; Requisite Power The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority (a) to own and lease its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, (b) to execute and deliver this Agreement, the Warrant Certificates, the Related Agreements and any other agreements, documents and instruments to be delivered by the Company that are contemplated herein or delivered pursuant hereto, (c) to issue and sell the Securities and (d) to carry out the provisions of the Charter and this Agreement, the Warrant Certificates and the Related Agreements. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which a failure to be so qualified or authorized would not have a material adverse effect on the properties, assets, liabilities, financial condition, business, operations or prospects of the Company (a "Material Adverse Effect").

Section 3.1 Authorization; Binding Obligations All corporate action on the part of the Company and its officers, directors and stockholders necessary for (a) the authorization of this Agreement, the Warrant Certificates, and the Related Agreements, (b) the performance of all obligations of the Company hereunder and thereunder, and (c) the authorization, sale, issuance and delivery of the Shares and the authorization, issuance and delivery of the Warrants pursuant hereto, the Conversion Shares pursuant to the Certificate of Designation and the Warrant Shares pursuant to the Warrant Certificates has been taken. This Agreement, the Warrant Certificates and the Related Agreements, when executed and delivered, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (B) general principles of equity that restrict the availability of equitable remedies.

Section 3.2 Compliance with Laws and Other Instruments The Company is not in violation of or default under (a) any term of its Charter, (b) any provision of any mortgage, indenture, agreement, instrument or contract to which the Company is party or by which it is bound or (c) any judgment, decree, order, writ, injunction, law, statute, rule, regulation or restriction of any domestic or foreign government (whether federal, state or local, including any political subdivision, department, instrumentality, commission, board, bureau or agency thereof, and any other regulatory or administrative body, a "Governmental Entity") applicable to the Company, which violation or default could have a Material Adverse Effect. Without limiting the generality of the foregoing, (i) the Company is not in violation in any material respect of any applicable law, statute, rule, regulation or restriction relating to the environment or occupational health and safety, (ii) no material expenditures are or will be required in order to comply with any such existing law, statute, rule, regulation or restriction, and (iii) no hazardous wastes, substances or materials or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by the Company in material violation of law.

Section 3.3 Governmental Permits and Consents The Company has all franchises, permits, licenses, authorizations and approvals necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect, and reasonably believes that it can obtain, without undue burden or expense, any other franchises, permits, licenses, authorizations and approvals for the conduct of its business as presently proposed to be conducted. No orders, permissions, consents, approvals or authorizations of any Governmental Entity are required to be obtained, and no registrations or declarations with any Governmental Entity are required to be filed, in connection with the execution and delivery of this Agreement, the Warrant Certificates and the Related Agreements and the offer, sale and issuance of the Securities, except such as has been duly and validly obtained or filed, or, with respect to any filings that must be made after the Closing, that will be filed in a timely manner.

Section 3.4 No Conflicts The execution, delivery and performance of, and compliance with, this Agreement, the Warrant Certificates and the Related Agreements and the issuance and sale of the Securities will not, with or without the passage of time or giving of notice, (a) violate, be in conflict with or constitute a default under (i) any term of the Company's Charter, (ii) any provision of any mortgage, indenture, contract, agreement, instrument or contract to which the Company is party or by which it is bound, or (iii) any judgment, decree, order, writ, injunction, law, statute, rule, regulation or restriction of any Governmental Entity applicable to the Company, or (b) result in (i) the creation of any mortgage, pledge, lien, claim, encumbrance or charge (each, an "Encumbrance") upon any of the properties or assets of the Company or (ii) the suspension, revocation, impairment, forfeiture or nonrenewal of any franchise, permit, license, authorization or approval applicable to the Company, its business or operations or any of its properties or assets.

Section 3.5 Capitalization

a) Immediately prior to the Closing, the authorized capital stock of the Company consists of: (i) 1,500,000 shares of Common Stock, of which (A) 401,000 shares are issued and outstanding, (B) 100,000 shares are reserved for issuance upon the exercise of options issued or authorized for issuance under the Company's Management Incentive Program (the "Incentive Program"), (D) 100,000 shares are reserved for issuance upon the exercise of warrants issued to Merlin, and (E) no shares (other than as provided in this Section 3.6(a) and the Conversion Shares and Warrant Shares) are reserved for issuance upon the conversion, exchange or exercise of the Company's Preferred Stock or any other security, and (ii) 1,500,000 shares of Preferred Stock, all of which are designated as "Series A Convertible Preferred Stock".

b) Except for options to purchase 100,000 shares of Common Stock issued and outstanding under the Incentive Program, and warrants to purchase 100,000 shares of Common Stock issued to Merlin, and the Warrants there are no outstanding options, warrants, rights (including conversion or preemptive rights, anti-dilution rights and rights of first refusal), proxy or stockholder agreements, or other agreements of any kind (whether oral or written, contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any shares of capital stock or other securities of the Company or obligating the Company or any other person or entity to purchase or redeem any such capital stock or other securities.

c) All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable laws concerning the issuance of securities. The Conversion Shares and the Warrant Shares have been duly and validly reserved for issuance. The Company Issued Shares and the Warrant Shares, when issued in compliance with the provisions of this Agreement, the Conversion Shares, when issued in compliance with the provisions of the Certificate of Designation and the Warrant Shares, when issued in compliance with the provisions of the Warrant Certificates, will have been duly authorized and validly issued, will be fully paid and nonassessable, will have been issued in compliance with all applicable laws concerning the issuance of securities, and will be free and clear of any Encumbrances; the Merlin Transferred Shares were issued in compliance with the provisions of the Certificate of Designations, will have been duly authorized and validly issued, were fully paid and nonassessable; provided, however, that the Securities may be subject to restrictions on transfer under applicable securities laws and the Stockholders Agreement. The issuance and sale of the Securities were not, are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

d) The Company has delivered to the Investors its current capitalization table, a true and complete copy of which is attached hereto as Schedule 3.6, which sets forth the name of each holder of securities of the Company (including, without limitation, options issued under the Incentive Program) and the type and number of securities held by each such holder, both immediately prior to and immediately after the Closing (giving effect to the transactions contemplated hereby).

Section 3.6 Subsidiaries The Company owns no equity securities or other ownership interests of any other corporation, partnership, limited liability company or similar entity, and it is not a participant in or member of any joint venture or similar arrangement.

Section 3.7 Financial Statements The Company was formed not more than twenty (20) days prior to the date hereof, and has not as of the date hereof begun its business operation and has no basis upon which to prepare its financial statements.

Section 3.8 Liabilities The Company has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown.

Section 3.9 Agreements

(a) Schedule 3.10 sets forth a true and complete list of all agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or, to its knowledge, by which it is bound that may involve (i) the sale of the Company's products or services to any customer, (ii) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000, (iii) the license of any Proprietary Rights (as defined in Section 3.13 below) to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), (iv) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services or the Company's freedom to compete in any line of business, (v) any joint venture or similar arrangement, (vi) any restriction or limitation on the ability of the Company to pay dividends or make any other distributions or to repurchase, redeem or otherwise acquire any of its equity securities, or (vii) indemnification by the Company of any other person or entity (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business) (each, a "Material Contract").

(b) The Company has delivered to the Investors true and complete copies of each Material Contract. Each Material Contract is in full force and effect and is binding and enforceable against the parties thereto in accordance with its terms. The Company has performed in all material respects all obligations required to be performed by it under each Material Contract, and no condition exists or events have occurred that, with or without the passage of time or giving of notice, would constitute a default by the Company under any Material Contract.

Section 3.10 Obligations to Related Parties There are no obligations of the Company to officers, directors, stockholders or employees of the Company, or any members of their immediate families, other than for (a) payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) other standard employee benefits made generally available to all employees of the same category (including stock option agreements outstanding under the Incentive Program). None of the officers, directors, stockholders or employees of the Company, or any member of their immediate families, (i) is indebted to the Company, (ii) is a party to or otherwise interested in any Material Contract, (iii) owns or holds, directly or indirectly, in whole or in part, any interest in any Proprietary Rights that the Company uses, or that may be necessary for the Company to use, in its business as now conducted and as presently proposed to be conducted, (iv) has notified the Company of any claim, charge, action or cause of action against the Company (and the Company has no knowledge that there is any such claim, charge, action or cause of action) or (v) has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or has a business relationship or that competes with the Company (except for ownership interests of less than one percent (1%) in publicly traded companies). The Company is not a guarantor or indemnitor of any indebtedness of any officer, director, stockholder or employee of the Company, or any member of their immediate families.

Section 3.11 Title to Properties and Assets The Company has (a) good and marketable title to its properties and assets, which properties and assets constitute all of the properties and assets necessary for the Company to conduct its business as now conducted and as presently proposed to be conducted, and (b) good title to its leasehold estates, in each case (a) and (b) subject to no Encumbrances other than (i) those resulting from taxes that have not yet become due, and (ii) minor Encumbrances arising in the ordinary course of business that do not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.12 Proprietary Rights The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, inventions, developments, information and other proprietary rights and processes (collectively, "Proprietary Rights") necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Rights of any other person or entity, other than such licenses or agreements arising from the purchase of "off the shelf" or other standard products or that are listed on Schedule 3.10. The Company has not received any communications alleging that the Company has violated or, by conducting its business as now conducted or as presently proposed to be conducted, would violate any of the Proprietary Rights of any other person or entity. To the Company's knowledge, it is not now necessary, nor will it become necessary, for the Company to utilize any Proprietary Rights of any of its employees made prior to any such employee's employment by the Company, except for any such Proprietary Rights that have been validly assigned to the Company.

Section 3.13 Litigation There is no claim, action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that (a) questions the validity of this Agreement, the Warrant Certificates or the Related Agreements or the right of the Company to enter into any of such agreements or to consummate the transactions contemplated hereby or thereby, (b) could have, either individually or in the aggregate, a Material Adverse Effect, or (c) could result in any change in the current equity ownership of the Company, nor is the Company aware that there is any reasonable basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with their former employers. The Company is not a party or subject to the provisions of any judgment, decree, order, writ or injunction of any court or Governmental Entity. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

Section 3.14 Tax Returns. The Company was incorporated not more than twenty (20) days prior to the date hereof, and has not as of the date hereof begun its business operation or filed tax returns or paid any taxes.

Section 3.15 Employment Matters.

a) Except for the Incentive Program and any other agreements listed on Schedule 3.16, the Company is not a party to or bound by any other currently effective employment contracts, arrangements or commitments (including, without limitation, those with respect to sick leave, vacation pay, severance pay, salary continuation for disability, consulting or similar compensation arrangements, retirement plans, deferred compensation arrangements, bonus plan, incentive compensation plans, profit sharing plans, medical, dental and vision plans, life insurance, educational assistance programs and other employee compensation arrangements). No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (I) entitle any employee, officer or director of, or any consultant to, the Company to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting of, or increase the amount of, any compensation due to any employee, officer or director of, or any consultant to, the Company (including under the Incentive Program).

b) To the Company's knowledge, (I) no employee, officer or director of, nor any consultant to, the Company is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business now conducted or presently proposed to be conducted by the Company, (ii) the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation, and (iii) the Company has not received any notice alleging that any such violation has occurred.

c) The Company is not aware that any officer or key employee, other than Raahim Don, intends to terminate his or her employment with the Company, the Company does not have a present intention to terminate the employment of any officer or key employee, each officer and key employee of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company, and the Company is not aware that any officer or key employee is planning to devote less than one hundred percent (100%) of his or her business time to the conduct of the business of the Company in the future.

d) The Company is not aware that any of its employees, officers, directors or consultants is obligated under any contract, agreement, instrument, license, covenant or other commitment or any nature, or subject to any judgment, decree, order, writ or injunction of any court or Governmental Entity, that would materially interfere with any such person's duties to the Company or that would conflict with the Company's business as now conducted or as presently proposed to be conducted. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the conduct of the Company's business as now conducted or as presently proposed to be conducted, will not, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, license, covenant or other commitment under which any employee, officer, director or consultant is now obligated.

e) The Company has no collective bargaining agreements with any of its employees, and there is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company.

Section 3.16 Offering Valid Assuming the accuracy of the representations and warranties of the Investors contained in Section 5.3 hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all other applicable securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or entity so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any other applicable securities laws.

Section 3.17 Minute Books; Board and Stockholder Materials. The Company has delivered or made available to the Investors true and complete copies of (a) the minute books of the Company, which minute books contain a complete summary of all meetings of directors and stockholders of the Company since the time of its incorporation, and (b) all materials provided by the Company to its directors and stockholders in connection with such meetings.

Section 3.18 Investment Company Act The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

Section 3.19 Finders' Fees No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated hereby.

Section 3.20 Full Disclosure This Agreement and the Schedules and Exhibits hereto, the Warrant Certificates, the Related Agreements and all other documents delivered by the Company to the Investors or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts that, either individually or in the aggregate, could have a Material Adverse Effect that have not been set forth in the Agreement and the Schedules or the Exhibits hereto, the Warrant Certificates, the Related Agreements or in other documents delivered to the Investors or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby.

Article iv
REPRESENTATIONS AND WARRANTIES OF merlin

Except as set forth on a Schedule of Exceptions delivered by Merlin to the Investors and attached hereto as Exhibit H, Merlin hereby represents and warrants to the Investors as of the date of this Agreement as follows:

Section 4.0 Ownership of the Merlin Transferred Shares. Merlin owns the Merlin Transferred Shares, beneficially and of record, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance. Except for the Stockholders Agreement, there are no shareholder or other agreements affecting the right of Merlin to convey the Merlin Transferred Shares to SDS or any other right of Merlin with respect to the Shares, and Merlin has the absolute right, authority, power and capacity to sell, assign and transfer the Merlin Transferred Shares to SDS free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance (except for restrictions imposed generally by applicable securities laws). Upon delivery to SDS of the certificates for the Merlin Transferred Shares at the Closing, SDS will acquire good, valid and marketable title to the Merlin Transferred Shares, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance (except for applicable securities laws restrictions).

Section 4.1 Organization; Requisite Power Merlin is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, U.S.A. Merlin has all requisite corporate power and authority (a) to own and lease its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, (b) to execute and deliver this Agreement, the Related Agreements, as applicable, and any other agreements, documents and instruments to be delivered by Merlin that are contemplated herein or delivered pursuant hereto, (c) to carry out the provisions of this Agreement, and the Related Agreements, as applicable, (d) to create, form and capitalize a to-be-formed subsidiary, and (e) to grant the Company a perpetual, non-exclusive, royalty-free license to use and exploit, with a right to grant sublicenses to third parties, the source code to Merlin's computer software relating to digital video recorder and data storage and backup. Merlin is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which a failure to be so qualified or authorized would not have a material adverse effect on the properties, assets, liabilities, financial condition, business, operations or prospects of Merlin.

Section 4.2 Authorization; Binding Obligations All corporate action on the part of Merlin and its officers, directors and stockholders necessary for (a) the authorization of this Agreement, and the Related Agreements to which Merlin is a party, and (b) the performance of all obligations of Merlin hereunder and thereunder has been taken. This Agreement and the Related Agreements to which Merlin is a party, when executed and delivered, will be legal, valid and binding obligations of Merlin enforceable against Merlin in accordance with their respective terms, except (i) as limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (B) general principles of equity that restrict the availability of equitable remedies.

Section 4.3 No Violations. Merlin is not in violation of or default under (a) any term of its Certificate of Incorporation or Bylaws, (b) any provision of any mortgage, indenture, agreement, instrument or contract to which Merlin is party or by which it is bound, or (c) any judgment, decree, order, writ, injunction, law, statute, rule, regulation or restriction of any Governmental Entity applicable to Merlin, which violation or default could have a material adverse effect on the properties, assets, liabilities, financial condition, business, operations or prospects of Merlin. Without limiting the generality of the foregoing, (i) Merlin is not in violation in any material respect of any applicable law, statute, rule, regulation or restriction relating to the environment or occupational health and safety, (ii) no material expenditures are or will be required in order to comply with any such existing law, statute, rule, regulation or restriction, and (iii) no hazardous wastes, substances or materials or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by Merlin in material violation of law.

Section 4.4 No Conflicts The execution, delivery and performance of, and compliance with, this Agreement and the Related Agreements and the sale of the Merlin Transferred Shares will not, with or without the passage of time or giving of notice, (a) violate, be in conflict with or constitute a default under (i) any term of Merlin's Certificate of Incorporation or Bylaws, (ii) any provision of any mortgage, indenture, contract, agreement, instrument or contract to which Merlin is party or by which it is bound, or (iii) any judgment, decree, order, writ, injunction, law, statute, rule, regulation or restriction of any Governmental Entity applicable to Merlin, or (b) result in (i) the creation of any Encumbrance upon any of the properties or assets of Merlin or (ii) the suspension, revocation, impairment, forfeiture or nonrenewal of any franchise, permit, license, authorization or approval applicable to Merlin, its business or operations or any of its properties or assets.

Section 4.5 Finders' Fees. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of Merlin is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby severally, and not jointly, represents and warrants to the Company as of the date of this Agreement as follows:

Section 5.0 Organization; Requisite Power. The Investor was not organized for the purpose of making an investment in the Company. The Investor has all requisite partnership or corporate power and authority, as applicable, to execute and deliver this Agreement, the Related Agreements, as applicable, and any other agreements, documents and instruments to be delivered by the Investor that are contemplated herein or delivered pursuant hereto and to carry out their respective provisions.

Section 5.1 Authorization; Binding Obligations All action on the part of the Investor necessary for the authorization of this Agreement and the Related Agreements, as applicable, and the performance of all obligations of the Investor hereunder and thereunder has been taken. This Agreement and the Related Agreements, as applicable, when executed and delivered, will be legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

Section 5.2 Investment Representations The Investor understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the following representations of the Investor:

(a) The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. The Investor must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act and applicable state securities laws, or an exemption from registration is available.

(b) investment only, and not with a view towards their distribution other than in compliance with all applicable securities laws.

(c) The Investor has had an opportunity to ask questions and receive answers from representatives of the Company concerning the terms and conditions of the investment, the business, operations, financial condition and prospects of the Company and all other matters deemed relevant to the Investor. The Investor has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement and the Related Agreements, as applicable. However, notwithstanding the Investor's investigation, the Investor is relying on the representations, warranties and covenants of the Company set forth herein and in the Warrant Certificates and the Related Agreements in making this investment.

(d) The Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act.

Section 5.3 Transfer Restrictions The Investor understands that none of the Securities have been registered under the Securities Act or the laws of any state and may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom. The Investor further understands that the Securities are subject to restrictions on transfer as set forth in the Stockholders Agreement.

Section 5.4 Finders' Fees No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Investor is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated hereby.

ARTICLE VI
COVENANTS

Section 6.0 Publicity. Unless required to do so by law, neither Merlin, the Company nor the Investors shall issue any press release or other public statement relating to this Agreement, the Warrant Certificates or the Related Agreements or the transactions contemplated hereby or thereby without the prior approval of the other parties.

Section 6.1 ICICI Contracts; Subsidiaries.

(a) Merlin hereby assigns to the Company all agreements, understandings, instruments, contracts, proposed transactions with ICICI to which Merlin is a party to, or may after the date hereof become a party including, without limitation, those contemplated, proposed or entered into hereinafter (each, an "ICICI Contract"). Merlin covenants to execute any other instrument necessary for the proper assignment of any ICICI Contract to the Company.

(b) Without the prior written consent of SDS, which consent shall not be unreasonably withheld, Merlin shall not own any equity securities or any other ownership interests of any other corporation, partnership, limited liability company or similar entity, and it shall not participate in or act as a member of any joint venture or similar arrangement (each, an "Arrangement") if such Arrangement shall have the ability to use the software deposited pursuant to the Software Escrow Agreement.

Section 6.2 Exchangeability. This Section 6.3 shall apply until the earlier of: (i) the four year anniversary of the date hereof, and (ii) the receipt by SDS of dividends on Series A Convertible Preferred Stock in the aggregate of US $ 6,000,000. At SDS's option, SDS may tender each Share owned by SDS to Merlin in exchange for:

(a) From the date hereof until July 31, 2004, 13.3 shares of the common stock of Merlin ("Merlin Common Stock"); provided, however, if the Daily Market Price (as defined herein) of each share of Merlin Common Stock has been greater than US $1.50 for at least twenty (20) trading days during any consecutive thirty (30) trading days, then for 6.7 shares of Merlin Common Stock.

(b) On any date after July 31, 2004, the greater of: (I) the number of shares of Merlin Common Stock as determined as of July 31, 2004 pursuant to Section 6.3(a) hereof, and (ii) that number of shares of Merlin Common Stock resulting from dividing (y) 10 by (z) the Daily Market Price of each share of Merlin Common stock as of the date of such exchange.

For the purposes of this Agreement, "Daily Market Price" means, as of any date of determination, the daily volume weighted average sale price for the Merlin Common Stock, for the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such trading day and further shall be subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by Merlin and reasonably acceptable to SDS if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "Bloomberg"), or if the foregoing does not apply, the volume weighted average price for the Merlin Common Stock in the OTC Bulletin Board (the "Bulletin Board") for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the volume weighted average of the bid prices of any market makers for such security as reported in the "pink sheets" by the Pink Sheets LLC, in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. If the Daily Market Price cannot be calculated for Merlin Common Stock as of either of such dates on any of the foregoing bases, the Daily Market Price of Merlin Common Stock on such date shall be the fair market value as reasonably determined by an investment banking firm selected by Merlin and reasonably acceptable to SDS, with the costs of such appraisal to be borne by Merlin.

Section 6.3 Mandatory Exchange. At any time after the two year anniversary from the date hereof, if the Daily Market Price of each share of Merlin Common Stock is greater than US $2.50 for at least twenty (20) consecutive trading days, then SDS shall sell all of the Series A Convertible Preferred Stock then held by SDS to Merlin in exchange for Merlin Common Stock at an exchange ratio as determined pursuant to Section 6.3 hereof.

Section 6.4 Right of First Offer. SDS's rights set forth in this Section 6.5 shall terminate upon the earlier of: (I) the occurrence of a firm commitment underwritten public offering registered under the Securities Act (or its equivalent statute under the laws of the Republic of India), covering the offer and sale by the Company of its equity securities (a "Public Offering"), or (ii) July 31, 2007. Except for a Public Offering or offering to any strategic corporate partner, or any employee of the Company, in the event the Company proposes an offering of its equity securities, SDS shall have the right, but not the obligation, to purchase up to eighty percent (80%) of such securities offered at the price offered to third parties by the Company.

Section 6.5 Call by Merlin. This Section 6.6 shall apply if Merlin shall continue to own fifty percent (50%) or more of the Common Stock on a fully diluted basis.

(a) From the first anniversary from the date hereof until the second anniversary from the date hereof, Merlin has the right to purchase up to fifty percent (50%) of the number of Shares purchased by SDS on the date hereof, up to a maximum of the number of Shares then held by SDS (or a number of Shares otherwise agreed upon by SDS), for a price per Share that is two times the Original Series A Purchase Price (as defined in the Certificate of Designation).

(b) At any time after the second anniversary from the date hereof, Merlin has the right to purchase all of the issued and outstanding shares of Preferred Stock, for a price per Share that is four times the Original Series A Purchase Price.

Section 6.6 Registration Rights Agreement. Within 30 days after the date hereof, the Company shall execute a customary Registration Rights Agreement, pursuant to which the Company shall agree to file a registration statement or registration statements under the Securities Act (and its equivalent statute under the laws of the Republic of India) with respect to the Securities.

Section 6.7 Information.

(a) As soon as practicable after the end of each fiscal year of the Company, but in no event more than 90 days thereafter, the Company shall furnish to the Investors a balance sheet of the Company as at the end of such fiscal year and related statements of income, changes in shareholders' equity and cash flows of the Company for such fiscal year, all prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year and the figures from the most recent budget approved by the Company's Board of Directors, all in reasonable detail. Such financial statements shall be audited and accompanied by a report and opinion thereon by independent public accountants of nationally recognized standing selected by the Company's Board of Directors.

(b) The Company shall furnish to the Investors the following:

(i) at least 30 days prior to the beginning of each fiscal year, an annual budget and operating plans for such year as approved by the Company's Board of Directors (and, as soon as available, any subsequent revisions thereto);

(ii) within 45 days after the end of each interim fiscal quarter and within 90 days after the end of each fiscal year, a balance sheet of the Company as at the end of such quarter and related statements of income, changes in shareholders' equity and cash flows of the Company for such quarter and for the current fiscal year to date, all prepared in accordance with GAAP consistently applied (excluding footnotes and normal year-end adjustments) and setting forth in each case in comparative form the figures for the previous corresponding quarter and the figures from the most recent budget furnished to the Investors pursuant to clause (I) above, all in reasonable detail and accompanied by a certificate of the President or the Chief Financial Officer of the Company stating that such financing statements are consistent in all material respects with the books and records of the Company and accurately and fairly present the financial condition, cash flows and results of operations of the Company as of the date thereof and for the period(s) referred to therein (subject to the absence of footnotes and normal year-end adjustments).

Section 6.8 Incentive Program. The Company covenants, represents and warrants that the Incentive Program shall be of no force or effect unless it is approved by two-thirds of the members of the Board of Directors of the Company within one year after the Closing.

Section 6.9 Breach of Representation and Warranty Concerning Capitalization In the event of a breach at any time of the representation and warranty concerning the capitalization of the Company in Section 3.6 hereof, the number of Shares and Warrants purchasable pursuant hereto (and the number of Conversion Shares and Warrant Shares issuable upon the conversion thereof) shall automatically, with no further action on the part of any party hereto, be adjusted upward, if appropriate, without the payment of any additional consideration by SDS, to that amount of Shares and Warrants (and corresponding Conversion Shares and Warrant Shares) that should have been issued had such representation and warranty been true and correct at the time made so that SDS's percentage interest in the Company is not less than that which it was intended to be based upon the incorrect representation and warranty.

Section 6.10 Costs and Expenses The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall reimburse (up to US$ 50,000) of which reimbursement may be made via permission for SDS to deduct the amount owed from SDS's wire transfer made pursuant to Section 2.6(c)) the reasonable fees and expenses of the legal counsel for SDS incurred by SDS in connection with the drafting, negotiation, execution, delivery and closing of this Agreement and SDS's reasonable due diligence expenses.

Section 6.11 Compliance with Securities Laws

(a) Each Investor acknowledges that the transfer of any of the Securities is subject to the Investor's compliance with the provisions of the Securities Act and any applicable state securities laws in respect of any such transfer.

(b) The certificate or certificates representing the Shares purchased by SDS hereunder, any Conversion Shares acquired by SDS upon conversion of SDS's Shares, the Warrant Certificates and any Warrant Shares acquired by an Investor upon exercise of such Investor's Warrants, and any other securities issued in respect of any of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with the following legend (unless such a legend is no longer required under the Securities Act):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION THAT IS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(c) The Company shall not be required to register the transfer of any of the Securities on the books of the Company unless the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company that such Securities sought to be transferred are eligible for transfer without registration under the Securities Act. Notwithstanding the foregoing, no such opinion of counsel shall be necessary in order to effectuate a transfer of any of the Securities (I) in accordance with the provisions of Rule 144(k) promulgated under the Securities Act, (ii) in accordance with the intended method of disposition set forth in any registration statement covering such Securities, or (iii) (A) from a partnership to its partners or former partners in accordance with their partnership interests, (B) from a corporation to its shareholders in accordance with their interests in the corporation, (C) from a limited liability company to its members or former members in accordance with their interests in the limited liability company, or (D) from a natural person to such person's family members or a trust for the benefit of such person or such person's family members or such person's beneficiaries upon the death of such person.

(d) The restrictions upon the transferability of the Securities described in this Section 6.12 shall cease and terminate as to any of the Securities upon the earliest to occur of the following: (i) such Securities shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such Securities, (ii) the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the restrictive legend on such Securities is no longer required in order to establish compliance with the provisions of the Securities Act, or (iii) such Securities are transferred pursuant to Rule 144 or become transferable in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. Whenever these restrictions shall terminate as hereinabove provided with respect to any of the Shares, Conversion Shares or Warrant Shares, the holder of any such Securities bearing the legend set forth in Section 6.12(b) shall be entitled to receive from the Company, at the Company's expense (except for the payment of any applicable transfer taxes) and as expeditiously as possible, new stock certificates not bearing such legend.

Section 6.12 Future and Current Investments and Activities

(a) The Company acknowledges and agrees that (I) the Investors and their respective affiliates engage in a wide variety of activities and have investments in many other companies; (ii) it is critical to the Investors that the Investors and their respective affiliates be permitted to continue to develop their current and future business and investment activities without any restriction arising from an investment by the Investors or their respective affiliates in the Company, the right of the Investors or their respective affiliates to designate directors of the Company or any other relationship, contractual or otherwise, between the Investors and any of their respective affiliates, on the one hand, and the Company or any of its affiliates, on the other hand; (iii) from time to time, in connection with the foregoing activities of the Investors and their respective affiliates (collectively, the "Activities"), the Investors and their respective affiliates may have information that may be useful to the Company or its other stockholders (which information may or may not be known by any director designated by the Investors), and none of the Investors, their respective affiliates or any director so designated shall have any duty to disclose any information known to such person or entity to the Company or any of its other stockholders; (iv) the relationship of the Investors and their respective affiliates with the Company and its affiliates shall not interfere with or impose conditions or restrictions on any of the Activities of the Investors or any of their respective affiliates; and (v) the Investors and their respective affiliates shall be free to engage in the Activities in any capacity, whether active or passive, without any obligation or liability to the Company or to any of its other stockholders (including, without limitation, any obligation to offer the Company or any of the other stockholders a right to acquire, participate or have any interest of any nature whatsoever in any of such Activities), and no director designated by the Investors shall have any liability solely by reason of any such Activities (it being understood that no action by any director so designated in connection with any such Activities shall be deemed to constitute as such a breach by such director of any duty owed to the Company); provided, however, that this Section 6.13 shall not relieve the Investors, their respective affiliates or any director designated by the Investors of its or his duty of confidentiality with respect to information pertaining to the Company.

(b) The Company hereby waives, to the full extent that it may do so under applicable law, any claim arising under the corporate opportunity doctrine. In this connection, the Company represents that the board of directors has, adopted a resolution to renounce any interest or expectancy of the Company in, or being offered an opportunity to participate in, any business opportunities presented to the Investors or any of their respective affiliates from whatever source other than the Company.

Section 6.13 Reservation of Common Stock The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Shares and the exercise of the Warrants, such number of shares of Common Stock as shall be necessary from time to time to effect such conversion and exercise. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Shares and the exercise of the Warrants, the Company shall forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

Section 6.14 Key-Man Insurance The Company shall, within 30 days following the Closing Date, obtain "key man" insurance on the life of Raahim Don on customary terms in an amount of coverage at least equal to US $4,000,000, with the benefits payable to the Company.

ARTICLE VII
MISCELLANEOUS

Section 7.0 Governing Law This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction). None of the parties hereto has agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

Section 7.1 Waiver of Jury Trial Each of the parties hereto hereby voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this agreement or any of the transactions contemplated hereby. No party has agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

Section 7.2 Consent to Exclusive Jurisdiction of the Courts of Delaware

(a) Each of the parties hereto hereby consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby, including, without limitation, any proceeding relating to ancillary measures in aid of arbitration, provisional remedies and interim relief, or any proceeding to enforce any arbitral decision or award.

(b) Each of the parties hereto hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts of the State of Delaware and covenants that such party shall not seek in any manner to resolve any dispute other than as set forth herein or to challenge or set aside any decision, award or judgment obtained in accordance with the provisions hereof.

(c) Each of the parties hereto hereby expressly waives any and all objections such party may have to venue in any of such courts, including, without limitation, the inconvenience of such forum. In addition, each of the parties hereto hereby consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with Section 7.9.

Section 7.3 Prevailing Party's Costs and Expenses The prevailing party in any mediation, arbitration or legal action to enforce or interpret this Agreement shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable attorneys' fees, incurred in such action or proceeding.

Section 7.4 Cumulative Remedies; Failure to Pursue Remedies The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. Except where a time period is specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

Section 7.5 Equitable Remedies The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

Section 7.6 Amendment and Waiver No provision of this Agreement may be amended, modified or waived except upon the written consent of the party against whom such amendment, modification or waiver is to be enforced. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 7.7 Assignment; Binding Effect The rights and obligations set forth herein may not be assigned or delegated by the Company or the Investors without the prior written consent of the other, except that each Investor may assign, in whole or in part, its rights and delegate its obligations hereunder (including, without limitation, the right to purchase any or all of the Shares and the Warrants and the obligation to pay all or any portion of the purchase price in respect thereto) to any affiliate of such Investor without obtaining the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and permitted assigns.

Section 7.8 Notices All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this section), commercial (including Federal Express) or U.S. Postal Service overnight delivery service, or deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as follows:

(a) if to the Company, addressed to:

MASUBI LLC

c/o SDS Capital Partners, LLC

53 Forest Avenue, 2nd Floor

Old Greenwich, CT 06870

U.S.A.

Attention: Raahim Don

(b) if to any Investor, addressed to it at its address set forth on Exhibit I hereto.

(c) if to Merlin, addressed to:

MERLIN SOFTWARE TECHNOLOGIES

INTERNATIONAL, INC.

Central Place

4370 Dominion Street, 3rd Floor

Burnaby, British Columbia

Canada V56 4L7

Telecopy: (604) 320-7277

Attention: William Johnson

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. U.S. Eastern Time, or the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent if sent after 5:00 p.m. U.S. Eastern Time; (iii) if sent by overnight delivery service, the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier or U.S. Postal Service; or (iv) if sent by first class mail, registered or certified, postage prepaid, the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the U.S. Postal Service. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

Section 7.9 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other persons or circumstances, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

Section 7.10 Survival

(a) The representations, warranties, covenants and agreements made herein and in the certificates, Schedules and other documents delivered pursuant hereto shall survive the closing of the transactions contemplated hereby. Anything in this Agreement to the contrary notwithstanding, the representation and warranties of the Company hereunder shall not be affected by any investigation of the Company made by the Investors or their agents or representatives.

(b) The disclosures in the Schedules hereto shall relate only to the representations and warranties to which they expressly refer and to no other representation or warranty in this Agreement. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Schedules (other than an express exception to a specifically identified statement), those in this Agreement shall control.

Section 7.11 Construction Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes.

Section 7.12 Headings The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 7.13 Counterparts This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument. A facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

Section 7.14 Entire Agreement This Agreement and the Schedules and Exhibits hereto, the Warrant Certificates, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior understandings and agreements pertaining thereto, whether oral or written.

Section 7.15 Further Assurances Each party hereto shall use its reasonable best efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby and by the other agreements contemplated herein to be consummated as contemplated hereby or thereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and such other agreements, to effectuate the purposes of this Agreement and such other agreements.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

MASUBI, LLC, a Delaware limited liability company

By:/s/ signed

Name:

Title:

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a Nevada corporation

By: /s/ signed

Name:

Title:

INVESTORS:

SDS MERCHANT FUND, L.P., a Delaware limited partnership

By: SDS Capital Partners, L.L.C., its Managing Member

By:/s/ signed

Name:

Title:

NARRAGANSETT I, L.P., a Delaware limited partnership

By:/s/ signed

Name:

Title:

NARRAGANSETT OFFSHORE LTD., a Cayman Island corporation

By: Leo Holdings, L.L.C., its Investment Manager

By:/s/ signed

Name:

Title:

PEQUOT SCOUT FUND, L.P., a Delaware limited partnership

By: Pequot Capital Management, Inc., its Investment Advisor

By:/s/ signed

Name:

Title:

EXHIBIT E

SCHEDULE OF WARRANTS

Name of Investor	Number of Warrant Shares
Narragansett I, L.P.	12,118

Narragansett Offshore Ltd.	15,225

Pequot Scout Fund, L.P.	25,144

SDS Merchant Fund, L.P.	47,513

EXHIBIT I

SCHEDULE OF INVESTORS

Name and Address of Investor	Number of Shares	Purchased From	Purchase Price
Narragansett I, L.P. c/o Narragansett Asset Management LLC 153 East 53rd Street, 26th Floor New York, New York 10022	N/A	N/A	N/A

Narragansett Offshore Ltd. c/o Narragansett Asset Management LLC 153 East 53rd Street, 26th Floor New York, New York 10022	N/A	N/A	N/A

Pequot Scout Fund, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport CT 06880 Attention: Slavko Negulic	N/A	N/A	N/A

SDS Merchant Fund, L.P. c/o SDS Capital Partners, LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870 U.S.A. Attention: Steve Derby	275,000 25,000	Merlin Company	Applied Bridge Obligations in aggregate principal amount US $ 2,750,000 $250,000